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                                                                   Exhibit 4.5.2

[SEAL]      INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE      [SEAL]

THIS CERTIFICATE AND THE SHARES REPRESENTED HEREIN ARE ISSUED AND SHALL BE SUBJECT TO ALL OF THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION (INCLUDING THE CERTIFICATE OF ORGANIZATION FOR THE SHARES) AND THE BY-LAWS OF THE CORPORATION (COPIES OF WHICH ARE ON FILE WITH THE TRANSFER AGENT), AS NOW OR HEREAFTER AMENDED PURSUANT TO THEIR TERMS, TO ALL OF WHICH THE HOLDER HEREOF BY ACCEPTANCE HEREOF ASSERTS. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR

                         DAY INTERNATIONAL GROUP, INC.      SEE REVERSE SIDE FOR
                                                            CERTAIN DEFINITIONS

                             TOTAL AUTHORIZED ISSUE         Registered and
                       105,000 SHARES PAR VALUE $.01 EACH   Countersigned by THE
                          12 1/4% SENIOR EXCHANGEABLE       BANK OF NEW YORK
                           PREFERRED STOCK DUE 2010


                                                            -------------------

This is to Certify that CEDE & CO. is the owner of THIRTY-FIVE THOUSAND fully
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paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate, properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:




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       SECRETARY/TREASURER                               PRESIDENT